Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Hennessy Capital Acquisition Corp:

We agree to the inclusion of our report dated January 6, 2014, which is incorporated by reference to the Registration Statement on Form S-8.

/s/ Rothstein Kass
New York, New York
May 28, 2015